SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                  TRIDAN CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:


________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:


________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:


________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:


________________________________________________________________________________

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                                  TRIDAN CORP.

                               477 Madison Avenue
                            New York, New York 10022

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 19, 2001

To the Shareholders of Tridan Corp.:

     The Annual Meeting of Shareholders of Tridan Corp. (the "Company") will be held on Tuesday, June 19, 2001, at 10:00 A.M. at the offices of Kantor, Davidoff, Wolfe, Mandelker & Kass, P.C., 17th floor, 51 East 42nd Street, New York, New York 10017.

The following subjects will be considered and acted upon at the meeting:

     (1)  Election of six directors;

     (2) Ratification of the selection of Leslie Sufrin and Company, P.C. as auditors of the Company for the fiscal year ending April 30, 2002;

     (3) Transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The subjects referred to above are discussed in the Proxy Statement attached to this notice. Each shareholder is invited to attend the Annual Meeting of Shareholders in person. Shareholders of record at the close of business on May 18, 2001 have the right to vote at the meeting. If you cannot be present at the meeting, we urge you to fill in, sign and promptly return the enclosed proxy in order that your shares will be represented at the meeting.

                                     By Order of the Board of Directors


                                     I. Robert Harris, Secretary

May 29, 2001

                                  TRIDAN CORP.

                               477 Madison Avenue
                            New York, New York 10022


                                 PROXY STATEMENT


     This statement is furnished in connection with the solicitation by the Board of Directors of Tridan Corp., a New York corporation (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held June 19, 2001 and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement is being mailed to shareholders on or about May 29, 2001.

     All proxies which have been properly executed and received by the time of the meeting will be voted at the meeting in accordance with the instructions thereon. Any shareholder executing a proxy may revoke it in writing by execution of another proxy or by any other legal method at any time before the shares subject to the proxy are voted at the meeting. The Board of Directors recommends that shares be voted, and if no choice is specified on the proxy, the shares will be voted FOR the election as directors of the nominees hereinafter named, FOR ratification of the selection of Leslie Sufrin and Company P.C. as auditors, and in the discretion of the proxy holders on such other matters as may properly come before the meeting.

     As of May 18, 2001, there were issued and outstanding 3,131,043.5480 shares of capital stock, par value $.02 per share, of the Company, which is the only class of capital stock of the Company. Shareholders will be entitled to one vote for each share held, with pro rata voting rights for any fractional shares. Holders of record of such shares at the close of business on May 18, 2001 will be entitled to vote at the meeting.

     The participants in the Tridan Corp. Employees' Stock Ownership Trust are the beneficial shareholders of the shares held under the Trust, and the shares held for such participants will be voted only if and as directed by the participant for whose account such shares are held of record by the trustees of the Trust. Accordingly, the attached Notice, this Proxy Statement and the form of proxy have been mailed to each person who was a participant on the record date, and the shares beneficially owned by such participants will be voted in accordance with their proxies.

     The Company will pay the cost of preparing, assembling, and mailing the form of proxy and the material used in connection with solicitation of proxies. In addition to solicitation by use of the mails, certain officers and directors of the Company, who will receive no compensation for their services (other than their regular compensation) may solicit the return of proxies personally or by telephone or telegraph.

     An Annual Report covering the operations of the Company for its fiscal years ended April 30, 2001 and 2000 is enclosed herewith, but does not constitute a part of the material for the solicitation of proxies.

                              ELECTION OF DIRECTORS

     At the meeting, six directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been chosen and qualified, or as otherwise provided in the By-Laws of the Company. The election of a Board of Directors will require a vote of a majority of the shares present in person or by proxy at the meeting.

     It is intended that the persons named in the accompanying proxy will vote such proxy, if signed and returned, for the election of the nominees listed below. If for any reason any of said nominees shall become unavailable for election, which is not anticipated, the proxies may be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to expect that any of the nominees will fail to be a candidate at the meeting and, accordingly, does not have in mind any substitute.

     Mr. Peter Goodman has been a director of the Company since it became an investment company in 1980. Mr. Flynn has been a director since 1984, Mr. Negin since 1985, Mr. Pelton since 1988, Mr. Stoever since 1995, and Mr. Mark Goodman, who is Peter Goodman's son, since 1999.

     As of May 18, 2001, Peter Goodman owned beneficially 1,277,381.35 shares (40.80%) of the Company, which does not include shares owned by Barbara S. Goodman, Peter Goodman's wife, nor shares owned by them as trustees for his brother Thomas Goodman.

     The following table sets forth the names, ages and business experience of the nominees:

                                                  Business experience
      Name                       Age              For Past Five Years
      ----                       ---              -------------------
Thomas David Flynn               88               Trustee Emeritus of Columbia
                                                  University.

Mark Goodman*                    47               Pianist; Teacher.

Peter Goodman*                   75               President of Tridan Corp.

Jay Stanley Negin                70               Investor.

Warren Fred Pelton*              63               Director of Development,
                                                  International College until
                                                  1999; Consultant.

Russell Jude Stoever             56               Vice President of Stoever
                                                  Glass & Co., Inc.

     Five meetings of the Board of Directors were held during the fiscal year ended April 30, 2001, and each director attended more than 75 percent of the total number of meetings. The Board of Directors of the Company does not have an audit, nominating, compensation or similar committee.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Each director of the Company receives an annual fee of $9,000 for directorial services rendered by him. No executive officer received cash compensation exceeding $60,000.

     All executive officers of the Company as a group (two persons) received compensation (comprised solely of directors' fees described above) aggregating $18,000 applicable to fiscal 2001 (which excludes professional fees paid to the law firm of which I. Robert Harris, secretary of the Company, is a member).

----------
     *A director of the Company who is an "interested person" or deemed an "interested person", as defined by Section 2(a)(19) of the Investment Company Act of 1940, is indicated by an asterisk. Mr. Peter Goodman is an "interested person" by reason of his being an officer and holder of more than 5% of the shares of the Company, Mr. Mark Goodman by reason of his being Peter Goodman's son, and Mr. Pelton by reason of his being an officer of the Company.

                      PRINCIPAL AND MANAGEMENT SHAREHOLDERS

     The following table sets forth certain information concerning directors and nominees as directors of the Company and persons believed by the Company to be the record owners of more than five percent (5%) of the Company's voting securities as of May 18, 2001:

                                                   Number of Shares           Percent
Title of              Name and Address of          Beneficially Owned         of Class on
Class                 Beneficial Owner             on May 18, 2001            May 18, 2001
----------------      ------------------------     --------------------       ------------
Capital Stock         Peter Goodman                1,277,381.35 1/ 2/            40.80%
(par value $.02)      Wendover Road
                      Rye, NY  10580

                      Barbara S. Goodman             375,500.00 1/               11.99%
                      (wife of Peter Goodman)
                      Wendover Road
                      Rye, NY 10580

                      Thomas Goodman                 703,982.17 2/ 3/            22.48%
                      79-11 41st Avenue
                      Elmhurst, NY 11373

                      Robert W. Erdos                282,640.11 2/ 4/             9.03%
                      549 Fairview Terrace
                      York, PA  17403

                      Mark Goodman                    77,333.33                   2.47%
                      15 Eliot Street
                      Jamaica Plain, MA 02130

                      Warren F. Pelton                29,930.89                   0.96%
                      6079 Fairway Court
                      Naples, FL 34110

                      All officers,                1,384,645.57 2/ 3/            44.22%
                      directors and
                      nominees as a
                      group (7 persons)

1/ Not including 600,000 shares owned indirectly by Mr. Goodman and his wife, Barbara S. Goodman, as co-trustees for his brother, Thomas Goodman (see footnote 3), with respect to which the co-trustees have shared voting and investment power.

2/ Including the following shares owned by Tridan Corp. Employees Stock Ownership Trust, as nominee only: 9,881.35 shares owned directly and beneficially by Peter Goodman, 5,640.11 shares owned directly and beneficially by Robert W. Erdos and 2,982.17 shares owned directly and beneficially by Thomas Goodman. Messrs. Robert W. Erdos, Peter Goodman, Thomas Goodman and Warren F. Pelton are trustees of said Trust.

3/   Including 600,000 shares owned of record only, by Peter Goodman and Barbara
     S. Goodman, as trustees for Thomas Goodman (Peter Goodman's brother).

4/ This amount does not include 49,000 shares owned of record and beneficially by Erda Erdos, Mr. Erdos' wife.

     The foregoing table and footnotes shall not be construed as an admission that Peter Goodman is the beneficial owner of any shares owned by him as a trustee for his brother, nor of any shares owned by Mr. Goodman's wife; nor as an admission that Barbara S. Goodman is the beneficial owner of any shares owned by her as a trustee for Peter Goodman's brother; nor as an admission that Robert
W. Erdos is the beneficial owner of any shares owned by Mr. Erdos' wife.

     Peter Goodman, president and a director of the Company, controls the Company in that any matter to be voted on at the meeting can be decided by Mr. Goodman and any one of several other shareholders, who together own a majority of the outstanding shares, if they vote in the same way on such matter.

                      RELATIONSHIP WITH AND RATIFICATION OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors, including a majority of the members of the Board of Directors who are not interested persons of the Company, has selected Leslie Sufrin and Company, P.C. as independent public accountants for the Company for the fiscal year ending April 30, 2002. This selection is to be submitted for ratification by the shareholders, which requires the affirmative vote of the holders of a majority of the shares of the Company voting at the meeting. The Board of Directors reviewed the services performed by Leslie Sufrin and Company, P.C. during the last fiscal year and determined that such services did not affect their independence. The firm has no direct or indirect financial interest in the Company, except for fees received by it for services which were furnished at customary rates and terms. Representatives of such firm are expected to be present at the meeting and will be given an opportunity to make such statements as they feel appropriate and will be available to respond to appropriate questions.

                    INVESTMENT ADVISORY AGREEMENT AND ADVISER

     The Investment Advisory Agreement dated July 1, 2000 (the "Agreement"), under which J.P. Morgan Investment Management Inc. ("Morgan") serves as the Company's investment adviser, was most recently approved by the shareholders at the annual meeting on June 20, 2000 and expires June 30, 2001. On May 24, 2001, the Board of Directors (including the Company's independent directors) unanimously approved a continuation of the Agreement until June 30, 2002 (subject to the early termination provisions contained in the Agreement).

     Under the Agreement Morgan, subject to the general supervision of the Company's Board of Directors and in conformance with the stated policies of the Company, manages investment operations and the composition of the Company's portfolio of securities and investments. In this regard, it is the responsibility of Morgan to make investment decisions for the Company and to place the purchase and sale orders for the portfolio transactions of the Company.

     As compensation for the services rendered and related expenses borne by Morgan, the Company, under the Agreement, has paid Morgan an annual fee, computed and payable quarterly, equal to 0.28% of the Company's net assets under management. Morgan received fees aggregating $106,564 applicable to the year ended April 30, 2001.

     On December 31, 2000, J.P. Morgan & Co. Incorporated ("JPM"), which was the parent entity of Morgan, merged with and into The Chase Manhattan Corporation ("Chase"). The surviving entity is named J.P. Morgan Chase & Co. After the merger, Morgan, the Company's investment adviser, continued and now continues as a wholly-owned subsidiary of its new parent company, J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.

     JPM received an opinion from its counsel, Davis Polk & Wardwell, that the merger between JPM and Chase would not result in an assignment of the existing advisory contracts between the registered investment adviser subsidiaries of JPM (including Morgan) and their respective clients for purposes of Section
(2)(a)(4) of the Investment Company Act of 1940 and Section 202(a)(1) of the Investment Advisers Act of 1940.

     The investment advisory services of Morgan to the Company are not exclusive under the terms of the Agreement. Morgan is free to, and does, render investment advisory services to others, including the following open-end management investment companies:

                                              Net Assets as of      Annual Advisory
   Investment Company                          April 30, 2001          Fee Rate
----------------------------------------      ----------------      ----------------
The Federal Money Market Portfolio            $ 4,215,869,632        .20% on first
                                                                     $1 billion;
                                                                     .10% on balance

The Treasury Money Market Portfolio           $ 1,501,942,079        .20% on first
                                                                     $1 billion;
                                                                     .10% on balance

The Prime Money Market Portfolio              $23,481,014,181        .20% on first
                                                                     $1 billion;
                                                                     .10% on balance

The Tax Exempt Money Market                                          .20% on first
  Portfolio                                   $ 3,413,793,309        $1 billion;
                                                                     .10% on balance

The Short Term Bond Portfolio                 $   542,517,026        .25%

The U.S. Fixed Income Portfolio               $ 1,716,170,569        .30%

The Tax Exempt Bond Portfolio                 $   878,580,514        .30%

The U.S. Equity Portfolio                     $   482,247,558        .40%

The U.S. Small Company Portfolio              $   675,955,464        .60%

The International Equity Portfolio            $   342,206,725        .60%

The Diversified Portfolio                     $   955,323,241        .55%

The Emerging Markets Equity Portfolio         $   113,004,030       1.00%

The European Equity Portfolio                 $    17,954,354        .65%

The Global Strategic Income Portfolio         $   174,119,667        .45%

The Emerging Markets Debt Portfolio           $    27,988,181        .70%

The International Opportunities Portfolio     $   532,232,292        .60%

JPM Tax Aware U.S. Equity Fund                $   248,947,807        .45%

JPM Tax Aware Disciplined Equity Fund         $   388,110,356        .35%

The Disciplined Equity Portfolio              $ 1,328,996,586        .35%

JPM California Bond Fund                      $   158,493,186        .30%

JPM Bond Portfolio                            $    97,304,913        .30%

JPM Small Company Portfolio                   $    34,686,210        .60%

JPM International Opportunities
  Portfolio                                   $    29,405,155        .60%

JPM Institutional Market Neutral
  Portfolio                                   $    19,483,646       1.50%

JPM Large Capital Growth Portfolio            $     4,669,952        .50%

JPM Smart Index Portfolio                     $   495,795,263        .25%

JPM Global 50 Fund                            $   110,853,303       1.25%

The New York Tax Exempt Bond
  Portfolio                                   $   378,375,841        .30%

JPM Tax Aware Enhanced Income
  Portfolio                                   $   436,751,795        .25%

US Small Company Opportunities
  Portfolio                                   $   336,063,655        .60%

J.P. Morgan Global Healthcare                 $    35,303,753       1.25%

J.P. Morgan U.S. Disciplined Equity           $    57,614,196        .35%

     Morgan seeks to obtain the best price and execution of orders placed for the Company's assets considering all of the circumstances. If transactions are executed in the over-the-counter market, Morgan will deal with the principal market makers, unless more favorable prices and executions are otherwise obtainable. There is no agreement by Morgan with any broker or dealer to place orders with it. When circumstances relating to a proposed transaction indicate that a particular broker or dealer is in a position to provide the best execution considering all factors including price, the order is placed with that broker or dealer. This may or may not be a broker or dealer which has provided statistical or other factual information to Morgan. Subject to the requirement of seeking the best price and execution, Morgan may, in circumstances in which two or more brokers are in a position to offer comparable prices and execution, give preference to a broker or dealer which has provided statistical and other factual information to it. Morgan is of the opinion that while such information is useful in varying degrees, it is of indeterminable value and does not reduce the expenses of Morgan. In recognition of the brokerage execution services Morgan may pay a brokerage commission in excess of that which another broker might have charged for the same transaction. Morgan periodically evaluates the overall reasonableness of brokerage commissions paid by the Company. The factors considered in these evaluations include the competitive negotiated rate structure at the time the commission is charged and the effectiveness of the broker's execution.

     The names and principal occupations of the directors and principal executive officers of Morgan are as follows. All of them may be reached c/o J.P. Morgan Investment Management Inc., 522 Fifth Avenue, New York, New York 10036.

     Name                     Position at Morgan
     ----                     ------------------
     Keith M. Schappert       President; Chairman, Director; Managing Director *

     Kenneth W. Anderson      Director; Managing Director *

     Ronald R. Dewhurst       Director; Managing Director *

     Gerard W. Lillis         Director; Managing Director *

     Veronica Weill           Director; Managing Director *

     Isabel H. Sloane         Director; Managing Director *

     Hendrik Van Riel         Director; Managing Director *

     Paul Scibetta            Corporate Secretary

     Jeffrey Trongone         Treasurer

----------
     * Managing Director is an officer's title, and those who hold it are not necessarily directors of Morgan.

                            SUPPLEMENTAL INFORMATION

     The executive officers of the Company, all of whom serve at the pleasure of the Board of Directors, are as follows: Peter Goodman (President), Warren F. Pelton (Vice President and Treasurer) and I. Robert Harris (Secretary). Messrs. Goodman and Harris have served in their respective positions since the Company registered with the Securities and Exchange Commission as an investment company in April, 1980. Mr. Pelton became Vice President and Treasurer in 1995. The ages and principal occupations of Messrs. Goodman and Pelton are described above under "Election of Directors." I. Robert Harris (age 69) has been of counsel to the law firm of Kantor, Davidoff, Wolfe, Mandelker & Kass, P.C., general counsel to the Company, for more than the past 5 years.

                              SHAREHOLDER PROPOSALS
                             FOR 2002 ANNUAL MEETING

     Next year's annual meeting of shareholders of the Company will be held in June, 2002. Shareholders wishing to have their proposals included in the Company's Proxy Statement which will relate to that meeting must submit their proposals, preferably by certified mail, return receipt requested, to the Company at its address listed on the first page of this Proxy Statement so that the proposals are received no later than February 1, 2002.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any matters to be presented for action at the meeting other than those described above. Should other business properly be brought before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment in the interest of the Company.

Dated: May 29, 2001                        By Order of the Board of Directors


                                           I. Robert Harris, Secretary

                                  TRIDAN CORP.

                                  ANNUAL REPORT

                       YEARS ENDED APRIL 30, 2001 AND 2000

                                      with

                          INDEPENDENT AUDITOR'S REPORT

                                  TRIDAN CORP.

                                TABLE OF CONTENTS


                                                                            Page


INDEPENDENT AUDITOR'S REPORT                                                   1

FINANCIAL STATEMENTS

    Statements of Assets and Liabilities at
        April 30, 2001 and 2000                                               2

    Schedules of Investments in Municipal Obligations at
        April 30, 2001 and 2000                                              3-6

    Statements of Operations for the
        Years Ended April 30, 2001 and 2000                                    7

    Statements of Changes in Net Assets for the
        Years Ended April 30, 2001, 2000 and 1999                              8

    Notes to Financial Statements                                           9-12

                          INDEPENDENT AUDITOR'S REPORT


To the Shareholders and Board of Directors
Tridan Corp.

We have audited the accompanying statements of assets and liabilities of Tridan Corp., including the schedules of investments in municipal obligations, at April 30, 2001 and 2000 and the related statements of operations for the years then ended, the statements of changes in net assets for each of the three years in the period then ended and the selected per share data and ratios for each of the five years in the period then ended. These financial statements and selected per share data and ratios are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and per share data and ratios based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and per share data and ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at April 30, 2001 and 2000 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the selected per share data and ratios referred to above present fairly, in all material respects, the financial position of Tridan Corp. at April 30, 2001 and 2000, the results of its operations for the years then ended, the changes in its net assets for each of the three years in the period then ended and the selected per share data and ratios for each of the five years in the period then ended, in conformity with generally accepted accounting principles.


May 16, 2001

                                  TRIDAN CORP.

                      STATEMENTS OF ASSETS AND LIABILITIES

                             April 30, 2001 and 2000


                                                             2001          2000
                                                         -----------   -----------
    ASSETS

Investments in municipal obligations, at
    market value (amortized cost - $35,035,279
    and $34,890,170, respectively)                       $36,640,199   $35,017,437

Cash and cash equivalents                                  1,565,912     1,493,194

Accrued interest receivable                                  585,828       698,091
                                                         -----------   -----------
       Total assets                                       38,791,939    37,208,722
                                                         -----------   -----------


    LIABILITIES

Accrued liabilities                                           64,245        71,796

Common stock redemption payable (Note 4)                      17,029        11,352
                                                         -----------   -----------
       Total liabilities                                      81,274        83,148
                                                         -----------   -----------

Contingency (Note 6)


    NET ASSETS

Net assets [equivalent to $12.36 and $11.85 per share,
    respectively, based on 3,131,043.548 shares and
    3,132,421.262 shares of common stock
    outstanding, respectively (Note 4)]                  $38,710,665   $37,125,574
                                                         ===========   ===========


                     The accompanying notes are an integral
                      part of these financial statements.

                                  TRIDAN CORP.

                SCHEDULES OF INVESTMENTS IN MUNICIPAL OBLIGATIONS

                             April 30, 2001 and 2000


                                                                2001                                      2000
                                               ---------------------------------------   ---------------------------------------
                                                Principal     Amortized       Market      Principal     Amortized       Market
                                                  Amount         Cost         Value        Amount          Cost         Value
                                               -----------   -----------   -----------   -----------   -----------   -----------
Revenue Backed
--------------
Metropolitan Transportation Authority
  Service Contract Commuter Facilities
  5.75% due July 1, 2008                       $ 1,000,000   $   975,380   $ 1,084,040   $ 1,000,000   $   972,724   $ 1,022,850

Metropolitan Transportation Authority
  Service Contract Commuter Facilities
  6.625% due July 1, 2002                               --            --            --     1,000,000     1,000,472     1,031,360

Municipal Assistance Corp. for N.Y.C
  N.Y. Public Imp Unlimited Tax
  6.0% due July 1, 2006                                 --            --            --     1,000,000     1,046,950     1,047,900

Municipal Assistance Corp. for N.Y.C
  N.Y. Resolution:
  6.625% due July 1, 2002                          750,000       748,992       769,268       750,000       748,189       781,755

Nassau County Interim Finance Auth
  NY Sales Tax Secured
  5.75% due November 15, 2013                    1,100,000     1,150,672     1,177,792            --            --            --

N.Y.C. Transitional Finance Auth
  Future Tax Secured Unlimited Tax
  5.5% due February 1, 2014                      1,000,000     1,067,048     1,049,180            --            --            --

N.Y.S. Dormitory Authority -
  Columbia University
  5.25% due July 1, 2011                           500,000       543,095       528,820            --            --            --

N.Y.S. Dormitory Authority - State
  University Educational Facilities
  7.5% due May 15, 2011                            590,000       579,499       707,450       590,000       578,828       666,488

  7.3% due May 15, 2000                                 --            --            --       735,000       735,000       735,646

N.Y.S. Environmental Facilities
  Pollution Control - Revolving Fund NYC
  5.75% due June 15, 2010                               --            --            --     1,000,000     1,092,083     1,040,730

N.Y.S. Environmental Facilities
  Pollution Control - Revolving Fund NYC
  5.75% due June 15, 2008                        1,500,000     1,559,877     1,637,865     1,500,000     1,566,799     1,555,110

N.Y.S. Environmental Facilities
  Pollution Control - Revolving Fund
  7.15% due March 15, 2002                              --            --            --       400,000       400,000       404,180


                     The accompanying notes are an integral
                      part of these financial statements.

                                  TRIDAN CORP.

                SCHEDULES OF INVESTMENTS IN MUNICIPAL OBLIGATIONS
                                   (Continued)

                             April 30, 2001 and 2000


                                                                2001                                      2000
                                               ---------------------------------------   ---------------------------------------
                                                Principal     Amortized       Market      Principal     Amortized       Market
                                                  Amount         Cost         Value        Amount          Cost         Value
                                               -----------   -----------   -----------   -----------   -----------   -----------
Revenue Backed (continued)
--------------------------
N.Y.S. Local Government Assistance Corp.:
  5.7% due April 1, 2003
  Pre-refunded to July 1, 2001                 $ 1,000,000   $   998,187   $ 1,044,450   $ 1,000,000   $   997,317   $ 1,035,580

N.Y.S. Thruway Authority - Genl Ref Rev
  5.5% due January 1, 2007                       1,000,000     1,051,875     1,068,780     1,000,000     1,059,748     1,019,330

N.Y.S. Urban Development Corp
  Purp Rev Sub Lien
  6.0% due July 1, 2005                          1,500,000     1,549,835     1,619,745     1,500,000     1,560,308     1,551,705

Power Authority of N.Y.S
  General Purpose Revenue
  6.5% due January 1, 2008                       1,675,000     1,718,512     1,869,015     1,675,000     1,723,671     1,801,245

Triborough Bridge & Tunnel Authority NY
  General Purpose Revenue
  5.5% due January 1, 2017                       1,000,000     1,025,219     1,055,880            --            --            --

  6.0% due January 1, 2012                       1,500,000     1,566,229     1,669,395     3,000,000     3,147,483     3,168,900

  5.5% due January 1, 2008                              --            --            --     1,000,000     1,039,839     1,019,330
                                               -----------   -----------   -----------   -----------   -----------   -----------
                                                14,115,000    14,534,420    15,281,680    17,150,000    17,669,411    17,882,109
                                               -----------   -----------   -----------   -----------   -----------   -----------

Insured
-------
Cleveland Hill Union Free School District
  Cheektowa NY Unlimited Tax
  5.5% due October 15, 2011                      1,480,000     1,511,862     1,586,308            --            --            --

Long Island Power Auth NY Elec Sys Rev
  6.0% due December 1, 2007                             --            --            --     1,000,000     1,114,989     1,050,200

Mt. Sinai, N.Y. Union Free School District
  6.2% due February 15, 2011                     1,070,000     1,066,058     1,206,735     1,070,000     1,065,774     1,147,800

N.Y.C. General Purpose
  Unlimited Tax Series
  6.75% due February 1, 2009                     1,000,000     1,124,895     1,149,360     1,000,000     1,137,893     1,098,330

N.Y.C. Municipal Water Finance Authority
  6.0% due June 15, 2009                         2,000,000     2,180,670     2,219,580     2,000,000     2,198,584     2,103,460

N.Y.C. Ref Unlimited Tax:
  6.75% due August 15, 2003                    $   500,000   $   521,991   $   535,015   $   500,000   $   530,883   $   525,720


                     The accompanying notes are an integral
                      part of these financial statements.

                                  TRIDAN CORP.

                SCHEDULES OF INVESTMENTS IN MUNICIPAL OBLIGATIONS
                                   (Continued)

                             April 30, 2001 and 2000


                                                                2001                                      2000
                                               ---------------------------------------   ---------------------------------------
                                                Principal     Amortized       Market      Principal     Amortized       Market
                                                  Amount         Cost         Value        Amount          Cost         Value
                                               -----------   -----------   -----------   -----------   -----------   -----------
Insured (continued)
-------------------
N.Y.S. Dormitory Authority - City
  University Sys Cons
  6.25% due July 1, 2005                           500,000       523,098       545,480       500,000       527,965       525,370

N.Y.S. Dormitory Authority - Pace University
  6.5% due July 1, 2009                          1,000,000     1,102,962     1,144,310     1,000,000     1,112,963     1,087,890

N.Y.S. Dormitory Authority - Ref
  City University
  5.75% due July 1, 2012                                --            --            --     1,000,000     1,021,867     1,036,810

N.Y.S. Dormitory Authority - Yeshiva
  University
  5.375% due July 1, 2004                        1,125,000     1,193,237     1,173,218            --            --            --

N.Y.S. Thruway Authority  Highway
  and Bridge Trust Fund
  6.4% due April 1, 2004                           500,000       509,939       537,055       500,000       512,987       522,935

N.Y.S. Urban Development Corp
  Corp Rev Ref Correction Facility
  6.0% due January 1, 2012                       1,000,000     1,031,379     1,104,820     1,000,000     1,033,508     1,037,270

  5.5% due January 1, 2008                       1,055,000     1,083,285     1,128,797     1,055,000     1,086,815     1,075,393

City of Oswego, N.Y. Public Improvement:
  6.4% due May 15, 2002                                 --            --            --       500,000       500,477       515,090

Commonwealth of Puerto Rico
  General Obligation
  5.5% due July 1, 2006                            600,000       625,108       645,738       600,000       629,322       619,122

Suffolk County Judicial Facilities Agency NY
  Svc Agreement Rev John P Cohalan Complex
  5.75% due October 15, 2011                     1,340,000     1,368,401     1,460,198            --            --            --

Suffolk County Water Authority NY
  Waterworks Rev Sub Lien
  6.0% due June 1, 2009                          1,260,000     1,365,497     1,397,806            --            --            --

City of Yonkers, NY General Purposes
  Unlimited Tax
  5.5% due August 1, 2005                               --            --            --     1,000,000     1,024,994     1,016,410
                                               -----------   -----------   -----------   -----------   -----------   -----------
                                                14,430,000    15,208,382    15,834,420    12,725,000    13,499,021    13,361,800
                                               -----------   -----------   -----------   -----------   -----------   -----------


                     The accompanying notes are an integral
                      part of these financial statements.

                                  TRIDAN CORP.

                SCHEDULES OF INVESTMENTS IN MUNICIPAL OBLIGATIONS
                                   (Continued)

                             April 30, 2001 and 2000


                                                                2001                                      2000
                                               ---------------------------------------   ---------------------------------------
                                                Principal     Amortized       Market      Principal     Amortized       Market
                                                  Amount         Cost         Value        Amount          Cost         Value
                                               -----------   -----------   -----------   -----------   -----------   -----------
General Obligations
-------------------
N.Y.C. Ref Unlimited Tax:
  5.75% due August 1, 2002                         985,000       982,430     1,014,127       985,000       980,509     1,000,415

State of New York Ref Unlimited Tax
  6.5% due July 15, 2005                         1,700,000     1,798,894     1,862,639     1,700,000     1,819,549     1,799,654
                                               -----------   -----------   -----------   -----------   -----------   -----------
                                                 2,685,000     2,781,324     2,876,766     2,685,000     2,800,058     2,800,069
                                               -----------   -----------   -----------   -----------   -----------   -----------

Private Placement
-----------------
Massachusetts Industrial Finance Agency
  Bonds Series 2000
                                                   500,000       500,000       509,880            --            --            --
                                               -----------   -----------   -----------   -----------   -----------   -----------
                                                   500,000       500,000       509,880            --            --            --
                                               -----------   -----------   -----------   -----------   -----------   -----------
U.S. Government Backed
----------------------
N.Y.C. General Purpose
  Unlimited Tax Series
  5.4% due August 1, 2000                               --            --            --        15,000        14,989        15,040

Monroe County N.Y. Pub Imp
  6.0% due June 1, 2010                            900,000       906,189     1,010,853       900,000       906,691       958,419

N.Y.S. Medical Care Facil Finance Agency
  NY Hospital Mortgage
  6.8% due August 15, 2004                       1,000,000     1,104,964     1,126,600            --            --            --
                                               -----------   -----------   -----------   -----------   -----------   -----------
                                                 1,900,000     2,011,153     2,137,453       915,000       921,680       973,459
                                               -----------   -----------   -----------   -----------   -----------   -----------

                                               $33,630,000   $35,035,279   $36,640,199   $33,475,000   $34,890,170   $35,017,437
                                               ===========   ===========   ===========   ===========   ===========   ===========


                     The accompanying notes are an integral
                      part of these financial statements.

                                  TRIDAN CORP.

                            STATEMENTS OF OPERATIONS

                       Years Ended April 30, 2001 and 2000


                                                                       2001           2000
                                                                   -----------    -----------
Investment income:

    Interest                                                       $ 2,091,230    $ 2,113,157

    Amortization of bond premium
      and discount - net                                              (149,097)      (170,675)
                                                                   -----------    -----------

        Total investment income                                      1,942,133      1,942,482
                                                                   -----------    -----------

Expenses:

    Investment advisory fee (Note 2)                                   107,064        105,363

    Professional fees                                                   63,612         69,991

    Directors' fees                                                     54,000         51,750

    Administrative fee                                                  55,885         72,215

    Insurance and administrative expenses                                8,012          8,190
                                                                   -----------    -----------

        Total expenses                                                 288,573        307,509
                                                                   -----------    -----------

Investment income - net                                              1,653,560      1,634,973
                                                                   -----------    -----------

Realized and unrealized gain (loss) investments:
    Net realized gain (loss) on investments                            225,063        (94,396)

    Change in unrealized appreciation (depreciation)
       of investments for the year                                   1,477,653     (1,753,346)
                                                                   -----------    -----------

    Net gain (loss) on investments                                   1,702,716     (1,847,742)
                                                                   -----------    -----------

 Net increase (decrease) in net assets resulting from operations   $ 3,356,276    $  (212,769)
                                                                   ===========    ===========


                     The accompanying notes are an integral
                      part of these financial statements.

                                  TRIDAN CORP.

                       STATEMENTS OF CHANGES IN NET ASSETS

                    Years Ended April 30, 2001, 2000 and 1999


                                                    2001            2000            1999
                                                ------------    ------------    ------------
Increase (decrease) in net assets resulting
  from operations:
    Investment income - net                     $  1,653,560    $  1,634,973    $  1,682,740

    Net realized gain (loss) on investments          225,063         (94,396)        384,991

    Change in unrealized
      appreciation (depreciation)                  1,477,653      (1,753,346)        295,969
                                                ------------    ------------    ------------

        Net increase (decrease) in net assets
          resulting from operations                3,356,276        (212,769)      2,363,700

Distributions to shareholders from:
  Investment income - net                         (1,658,070)     (1,704,544)     (1,638,067)

  Capital gains - net                                (96,086)       (176,797)       (244,769)

Redemptions of 1,377.7140 shares,
  4,559.7915 shares, and
  1,080.6270 shares, respectively                    (17,029)        (54,276)        (13,554)
                                                ------------    ------------    ------------

Total increase (decrease)                          1,585,091      (2,148,386)        467,310

Net assets:

  Beginning of year                               37,125,574      39,273,960      38,806,650
                                                ------------    ------------    ------------

  End of year, including
    o  Net undistributed (over distributed)
       investment income of $(23,903),
       $(19,393) and $50,178, respectively,
       and

    o  Net undistributed (over distributed)
       capital gains of $34,566, $0 and
       $176,782, respectively                   $ 38,710,665    $ 37,125,574    $ 39,273,960
                                                ============    ============    ============


                     The accompanying notes are an integral
                      part of these financial statements.

                                  TRIDAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

                             April 30, 2001 and 2000


Note 1 - Significant accounting policies

The following is a summary of the significant accounting policies followed by Tridan Corp. (the "Company"), a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, in the preparation of its financial statements.

Acquisition and valuation of investments

Investment transactions are accounted for on the date the securities are purchased/sold (trade date) and interest on securities acquired/sold is included in income from/to the settlement date. Investments are carried at amortized cost in the Company's accounting records but are shown at market value in the accompanying financial statements. Short-term investments are stated at cost, which is equivalent to market value.

Market values for the Company's investments in municipal obligations have been determined based on the bid price of the obligation, if available; if not available, such value is based on a yield matrix for similarly traded municipal obligations.

Amortization of bond premium or discount

In determining investment income, bond premium or discount is amortized on a straight-line basis over the remaining term of the obligation.

Income taxes

It is the Company's policy to comply with the requirements of the Internal Revenue Code that are applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no income tax provision is required.

Cash and cash equivalents

The Company considers all investments that can be liquidated on demand to be cash equivalents. The Company maintains all of its cash and cash equivalents in one financial institution. At times, such balances may be in excess of amounts insured by the Federal Deposit Insurance Corporation.

Concentration of credit risk

The value of the Company's investments may be subject to possible risks involving, among other things, the continued credit worthiness of the various state and local government agencies and public financing authorities underlying its investments. The Company and its investment adviser periodically consider the credit quality of the Company's investments, and the Company adheres to its investment objective of investing only in investment grade securities.

                                  TRIDAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

                             April 30, 2001 and 2000


Note 2 - Investment advisory fee

The Company utilizes the services of Morgan Guaranty Trust Company of New York ("Morgan") as its investment adviser and custodian for its investments. The annual advisory fee is .28 of one percent of the net assets under management. The fee is computed and payable quarterly, based on the market value of net assets held by Morgan on the last day of each fiscal quarter.

Note 3 - Investment transactions

Purchases and sales of investments in municipal obligations (excluding short-term and demand investments) amounted to approximately $10,846,000 and $10,737,000, respectively, for the year ended April 30, 2001 and $7,886,000 and $8,695,000, respectively, for the year ended April 30, 2000.

At April 30, 2001 and 2000, the net unrealized appreciation on investments in municipal obligations was $1,604,920 and $127,267, respectively.

Note 4 - Common stock, net asset values and share redemption plan

At April 30, 2001 and 2000, there were 6,000,000 shares of $0.02 par value common stock authorized of which 3,199,100 had been issued aggregating $63,982, and additional paid-in capital aggregating $312,787.

The net asset value per share is calculated by dividing the value of all assets less total liabilities by the number of common shares outstanding at the end of the period.

The net asset value per share and the shares outstanding were as follows:

                                                                April 30,
                                                         ----------------------
                                                           2001          2000
                                                         --------      --------
     Net asset value:
        -at market value of the underlying investments   $  12.36      $  11.85

        -at amortized cost                               $  11.85      $  11.81

     Shares outstanding at:
        April 30, 2001                                            3,131,043.548
        April 30, 2000                                            3,132,421.262

                                  TRIDAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

                             April 30, 2001 and 2000


Note 4 - Common stock, net asset values and share redemption plan (continued)

The Company's share redemption plan permits "eligible shareholders" or their estates to have their shares redeemed upon reaching age 65 or upon death. Shares are redeemed at the net asset value per share as of the end of the Company's fiscal quarter in which the request for redemption is received. At April 30, 2001 and 2000, $785,214 (68,056.452 shares) and $768,185 (66,678.738 shares), respectively, had been redeemed under this plan.

Note 5 - Distributions

During the years ended April 30, 2001 and 2000, distributions, which except for capital gains were exempt from federal income tax, of $1,754,156 ($.56 per share) and $1,881,341 ($.60 per share), respectively, were declared and paid to shareholders.

Note 6 - Contingency

Prior to becoming a management investment company in April 1980, the Company, through its subsidiaries, was engaged in the business of manufacturing and selling women's and children's apparel, principally under the trademark "Danskin". In April 1980, the Company sold this business to International Playtex, Inc. ("Playtex"). The item outlined below relates to these prior operations of the Company.

On May 25, 1982, the Company was notified by Playtex of certain counterclaims asserted by a former customer of the Company in an action instituted by Playtex to recover amounts allegedly due for goods sold and delivered to this former customer. This former customer seeks damages of approximately $800,000 for the Company's and Playtex's alleged refusal to sell merchandise to them. In management's opinion, it is unlikely that the resolution of this contingency will result in a liability which would materially affect the Company's financial position.

                                  TRIDAN CORP.

                          NOTES TO FINANCIAL STATEMENTS

                             April 30, 2001 and 2000


Note 7 - Supplementary information

Selected per share data and ratios.

                                                    For the Fiscal Years Ended April 30,
                                     -----------------------------------------------------------------
                                        2001          2000          1999          1998          1997
                                     ---------     ---------     ---------     ---------     ---------
Per share data:
  Investment income                  $     .62     $     .62     $     .63     $     .67     $     .68
  Expenses                                (.09)         (.10)         (.10)         (.11)         (.11)
                                     ---------     ---------     ---------     ---------     ---------

  Investment income - net                  .53           .52           .53           .56           .57
  Net realized and unrealized gain
    (loss) on investments                  .54          (.59)          .22           .26          (.04)
  Distributions:
    Investment income - net               (.53)         (.54)         (.52)         (.62)         (.54)
    Capital gains - net                   (.03)         (.06)         (.08)         (.08)         (.17)
                                     ---------     ---------     ---------     ---------     ---------

Net increase (decrease)
   in net asset value                      .51          (.67)          .15           .12          (.18)

  Net asset value:
    Beginning of year                    11.85         12.52         12.37         12.25         12.43
                                     ---------     ---------     ---------     ---------     ---------
    End of year                      $   12.36     $   11.85     $   12.52     $   12.37     $   12.25
                                     =========     =========     =========     =========     =========

Ratios:
  Expenses to average net assets           .76%          .81%          .79%          .88%          .86%

  Investment income - net
    to average net assets                 4.36%         4.28%         4.31%         4.53%         4.58%

Average number of shares out-
  standing (in thousands)                3,132         3,135         3,138         3,139         3,147

                                  TRIDAN CORP.
                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 19, 2001

                        THIS PROXY IS SUBMITTED ON BEHALF
                            OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints PETER GOODMAN, I. ROBERT HARRIS and WARREN
F. PELTON, and each of them, with power of substitution, as proxies of the undersigned, to vote all of the shares of stock which the undersigned is entitled to vote at the above stated Annual Meeting of Shareholders on June 19, 2001, and all adjournments thereof.

     (1)  FOR the election, as directors,             WITHHOLD AUTHORITY
          of all nominees listed below                to vote for all
          (except as marked to                        nominees listed
          the contrary below)                         below
          [ ]                                         [ ]

(INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

               THOMAS DAVID FLYNN, MARK GOODMAN PETER GOODMAN, JAY
            STANLEY NEGIN, WARREN FRED PELTON, RUSSELL JUDE STOEVER

                 ----------------------------------------------

     (2) FOR [ ] AGAINST [ ] ABSTAIN [ ] the ratification of the selection of Leslie Sufrin and Company, P.C. as auditors of the Company for the fiscal year ending April 30, 2001;

     (3) Upon any other matter which may properly come before the meeting, in their discretion.

     Every properly signed proxy will be voted in the manner specified hereon and, in the absence of such specification, will be voted FOR the election of directors and FOR Item (2) above.

PLEASE SIGN AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE

Receipt of the Notice                             ______________________________
of Annual Meeting and                                        Signature
Proxy Statement is
hereby acknowledged                               ______________________________
                                                             Signature

Dated:              2001

IMPORTANT: Joint owners must EACH sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your full title.